Exhibit 99.01

Keynote Reports Fiscal First Quarter 2009 Results

  Total Revenue Increased 16.5% to $20.6 Million for the First Quarter 2009 When Compared to the Same Period a Year Ago
  GAAP Income Per Diluted Share Improved to $0.06 for the First Quarter 2009 Compared to a GAAP Loss of $0.04 a Year Ago
  Non-GAAP EPS Was $0.18 for the First Quarter 2009, Compared to $0.06 a Year Ago
  Results Exceeded Company’s Revenue and Earnings Guidance

SAN MATEO, Calif.--(BUSINESS WIRE)--January 27, 2009--Keynote Systems (Nasdaq:KEYN), the global leader in on-demand mobile and Internet test & measurement solutions for continuously improving the online experience, reported financial results for its fiscal first quarter ended December 31, 2008.

Umang Gupta, chairman and CEO of Keynote, said: “We kicked off 2009 with a strong first quarter, exceeding our revenue and earnings expectations and generating positive operating and free cash flows. Our business did well across the board – in both Mobile and Internet products. This was due primarily to the fact that we had the best quarter in our history for load testing engagements during this holiday season and Keynote SIGOS had a better than expected December resulting in its highest annual bookings to date in calendar 2008.”

First Quarter 2009 Financial Summary

Revenue for the first quarter of fiscal year 2009 was $20.6 million, up from $17.7 million in the first quarter of fiscal year 2008. Under generally accepted accounting principles (GAAP), net income for the first quarter of fiscal year 2009 was $886,000, or $0.06 per diluted share, reflecting top-line growth and better operating efficiencies. This compares to a net loss of $744,000, or $0.04 per share, for the first quarter of fiscal year 2008. The non-GAAP net income for the first quarter of fiscal year 2009 was $2.6 million, or $0.18 per diluted share, compared to $1.1 million, or $0.06 per diluted share, for the first quarter of fiscal year 2008. The Company defines non-GAAP net income as net income adjusted for provision for income tax, stock-based compensation expense, and amortization of purchased intangibles less cash taxes from on-going operations. Non-GAAP net income per share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Management also believes the non-GAAP figure of earnings before interest, taxes, depreciation and amortization (EBITDA) provides a useful measure of operations. EBITDA for the first quarter of fiscal year 2009 was $3.6 million, or 17% of revenue, compared to $1.5 million, or 8% of revenue, for the first quarter of fiscal year 2008.

Cash Flow and Deferred Revenue Summary

In the first quarter of fiscal year 2009, cash provided by operating activities was $2.0 million, compared to $330,000 in the first quarter of fiscal year 2008. Cash used for purchases of property, equipment and software totaled $661,000 for the first quarter of fiscal year 2009, compared to $1.4 million for the first quarter of fiscal year 2008. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment, and software and acquired technology. The Company generated free cash flow of $1.4 million, compared to first quarter of fiscal year 2008 in which the Company used $1.0 million of free cash flow. At December 31, 2008, Keynote had $50.9 million in total cash, cash equivalents and short-term investments.

Keynote’s net deferred revenue was $19.8 million at December 31, 2008, compared to $22.3 million at December 31, 2007. Keynote’s gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $27.6 million at December 31, 2008, compared to $28.8 million at December 31, 2007.

The total shares outstanding, net of treasury shares, at December 31, 2008 was 14.2 million, compared to 17.8 million at December 31, 2007.

Operational Metrics Summary

As of December 31, 2008, Keynote’s total worldwide customer base was approximately 2,800 companies. Keynote currently provides its services to 46 percent of the comScore Media Metrix’s top 50 Web sites and approximately 45 percent of the Fortune 100 companies. As of December 31, 2008, Keynote measured approximately 15,000 Internet pages, as compared to 11,840 Internet pages in the same quarter a year ago.

Expectations for the Second Quarter of Fiscal Year 2009

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the second fiscal quarter ending March 31, 2009:

  Total revenue is expected to be between $19.0 million and $19.5 million.
  GAAP earnings (loss) per share are expected to be between ($0.02) and $0.02.
  Non-GAAP earnings per share are expected to be between $0.10 and $0.13.

The above guidance was based on the following assumptions. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is currently expected to be approximately $1.5 million. Depreciation is expected to be approximately $1.5 million. Interest income, net is expected to be approximately $300,000, assuming no material changes in interest rates and currently planned uses of cash. Cash paid for income taxes from on-going operations is expected to be approximately $50,000. In addition, we expect to make a special cash tax payment of approximately $4.0 million to the German authorities for taxes associated with prior operations and with IP migration that was previously recognized through the fiscal year 2008 provision for income taxes. Basic weighted average shares outstanding are expected to be approximately 14.2 million shares and diluted weighted average shares outstanding are expected to be approximately 14.3 million shares, assuming no additional issuances of equity or equity-related securities and significant changes in the Company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous webcast at 2:00 pm (PST) today, January 27, 2009. To access the call in the U.S., please dial (866) 271-6228; international callers please dial (706) 679-4457, approximately 10 minutes prior to the start of the conference call. The webcast of the call will be available at the investor section of the Company’s web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687 in the U.S. and (706) 645-9291 internationally; the pass code is 80489465. The webcast is at the investor section of the Company’s web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, future acquisitions and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact that the current global economic recession will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates and the extent to which revenue from other service lines can increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate SIGOS and its other international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, Keynote’s ability to increase sales of its other services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2008, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP net earnings per share, EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income for provision for income taxes less cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP earnings per share are calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used for purchases of property, equipment, and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Because the Company has made a number of acquisitions in the past, as well as because of the effect of SFAS 123(R), the Company’s financial statements have changed significantly from prior periods. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

About Keynote

Keynote Systems (Nasdaq “KEYN”) is the global leader in on-demand test & measurement solutions for continuously improving the online experience. For over a decade, Keynote has been providing measurement data and testing capabilities that allow companies to understand and improve their customers’ online and mobile experience. Keynote has four test and measurement businesses: Web performance, mobile quality, streaming & VoIP, and customer experience/UX.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading infrastructure of 2,600 measurement computers and mobile devices in over 240 locations around the world. Keynote’s 2,800 customers represent top Internet and mobile companies including American Express, Dell, Disney, eBay, E*TRADE, Expedia, Microsoft, SonyEricsson, Sprint, T-Mobile, Verizon, Vodafone and YouTube.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 1-800-KEYNOTE.

Keynote, The Internet Performance Authority, Perspective and WebEffective are registered trademarks and The Mobile and Internet Performance Authority and True Experience are trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. © 2009 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Dec 31	Sep 30	Dec 31
	2008	2008	2007
Net revenue:
Subscription services	$11,473	$11,909	$10,872
Ratable licenses	6,043	6,787	4,002
Professional services	3,121	2,360	2,846
Total revenue, net	20,637	21,056	17,720

Costs and expenses:
Costs of revenue:
Direct costs of subscription services	2,256	1,753	2,111
Direct costs of ratable licenses	1,488	2,318	1,603
Direct costs of professional services	1,678	1,752	1,805
Operations	2,162	2,279	2,003
Development	3,083	3,083	3,133
Amortization of intangible assets - software	288	303	205
Total costs of revenue	10,955	11,488	10,860
Sales and marketing	6,180	6,712	5,767
General and administrative	2,820	2,320	2,487
Excess occupancy income, net	(220)	(323)	(281)
Amortization of intangible assets - other	269	501	537
Total costs and expenses	20,004	20,698	19,370

Income (loss) from operations	633	358	(1,650)

Interest income (expense) and other, net	673	(384)	1,150

Income (loss) before provision for income taxes	1,306	(26)	(500)

Provision for income taxes	(420)	(605)	(244)

Net income (loss)	$886	$(631)	$(744)

Net income (loss) per share:
Basic	$0.06	$(0.05)	$(0.04)
Diluted	$0.06	$(0.05)	$(0.04)

Weighted average common shares outstanding:
Basic	14,186	13,980	18,237
Diluted	14,302	13,980	18,237

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2008	September 30, 2008

Assets
Current assets:
Cash and cash equivalents	$50,759	$46,769
Short-term investments	178	2,562
Total cash, cash equivalents and short-term investments	50,937	49,331
Accounts receivable	8,528	7,316
Prepaids, deferred costs and other current assets	2,880	2,909
Inventories	1,230	1,081
Deferred tax assets	1,029	1,042
Total current assets	64,604	61,512

Deferred costs and other long-term assets	2,748	2,788
Property and equipment, net	35,634	36,405
Goodwill	64,195	64,396
Identifiable intangible assets, net	7,834	8,430
Deferred tax assets	1,936	2,146

Total assets	$176,951	$175,844

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,976	$2,505
Accrued expenses	12,800	12,767
Current portion of capital lease obligation	14	14
Notes payable	255	256
Deferred revenue	18,234	19,029
Total current liabilities	33,279	34,571

Long-term portion of capital lease obligation	13	17
Deferred rent and other long term liabilities	2,578	2,605
Long-term deferred revenue	1,592	904
Long-term deferred tax liability	256	236
Total liabilities	37,718	38,333

Stockholders' equity:
Common stock	14	14
Additional paid-in capital	277,115	275,316
Accumulated deficit	(142,321)	(143,207)
Accumulated other comprehensive income	4,425	5,388

Total stockholders' equity	139,233	137,511

Total liabilities and stockholders' equity	$176,951	$175,844

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	Dec 31	Dec 31
	2008	2007

Cash flows from operating activities:
Net income (loss)	$886	$(744)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	1,991	2,029
Stock-based compensation	1,041	1,100
Charges to bad debt and billing adjustment reserves	137	51
Amortization (accretion) of debt investment premium (discount)	3	(551)
Collection of tax credit receivable within deferred tax assets	181	-
Deferred tax provision	20	-
Changes in operating assets and liabilities, net	(2,240)	(1,555)
Net cash provided by operating activities	2,020	330

Cash flows from investing activities:
Purchase of property, equipment and software	(661)	(1,351)
Payment of acquisition costs for Zandan	(170)	-
Sales (purchases) of short-term investments, net	2,380	7,528
Net cash provided by (used in) investing activities	1,549	6,177

Cash flows from financing activities:
Payment of capital lease obligations	(4)	(7)
Repurchase of outstanding common stock	-	(9,815)
Proceeds from issuance of common stock and exercise of stock options	752	1,595
Net cash provided by (used in) financing activities	748	(8,227)

Effect of exchange rate changes on cash and cash equivalents	(327)	408

Net increase (decrease) in cash and cash equivalents	3,990	(1,312)
Cash and cash equivalents at beginning of the period	46,769	42,875

Cash and cash equivalents at end of the period (1)	$50,759	$41,563

(1) Excludes $0.2 million and $57.9 million of short-term investments at December 31, 2008 and December 31, 2007, respectively.

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share data)
(Unaudited)

	Three months ended
	Dec 31	Sep 30	Dec 31
	2008	2008	2007
Revenue categories:

Internet Subscriptions	$9,664	$9,933	$9,532
Internet Engagements	3,121	2,360	2,846
Subtotal Internet Revenue	12,785	12,293	12,378

Mobile Subscriptions	1,809	1,976	1,340
Mobile Ratable Licenses	6,043	6,787	4,002
Subtotal Mobile Revenue	7,852	8,763	5,342
Total Revenue, Net	$20,637	$21,056	$17,720

Non-GAAP net income and income per share:

GAAP net income (loss)	$886	$(631)	$(744)
Provision for income taxes	420	605	244
Stock-based compensation *	1,042	1,171	1,100
Amortization of intangible assets - other	269	501	537
Amortization of intangible assets - software	288	303	205
Non-GAAP income before income tax	2,905	1,949	1,342
Cash taxes from on-going operations	294	557	222
Non-GAAP net income	$2,611	$1,392	$1,120

Weighted average common shares outstanding (diluted):	14,302	14,621	19,091
Non-GAAP income per share	$0.18	$0.10	$0.06

EBITDA:

GAAP net income (loss)	$886	$(631)	$(744)
Provision for income taxes	420	605	244
Interest (income) expense and other, net	(673)	384	(1,150)
Stock-based compensation *	1,042	1,171	1,100
Amortization of intangible assets - other	269	501	537
Amortization of intangible assets - software	288	303	205
Depreciation	1,328	1,331	1,287
EBITDA	$3,560	$3,664	$1,479

*Stock-based compensation by category:
Direct costs of ratable licenses	$29	$63	$49
Direct costs of professional services	80	115	115
Operations	123	163	145
Development	230	252	230
Sales and marketing	365	399	327
General and administrative	215	179	234
	$1,042	$1,171	$1,100

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sep 30	Sep 30

FY 2009

Internet Subscriptions	$9,664	$-	$-	$-	$9,664
Internet Engagements	3,121	-	-	-	3,121
Subtotal Internet Revenue	12,785	-	-	-	12,785

Mobile Subscriptions	1,809	-	-	-	1,809
Mobile Ratable Licenses	6,043	-	-	-	6,043
Subtotal Mobile Revenue	7,852	-	-	-	7,852
Total Revenue, Net	$20,637	$-	$-	$-	$20,637

FY 2008

Internet Subscriptions	$9,532	$9,438	$9,529	$9,933	$38,432
Internet Engagements	2,846	1,937	2,631	2,360	9,774
Subtotal Internet Revenue	12,378	11,375	12,160	12,293	48,206

Mobile Subscriptions	1,340	1,654	1,912	1,976	6,882
Mobile Ratable Licenses	4,002	4,605	6,426	6,787	21,820
Subtotal Mobile Revenue	5,342	6,259	8,338	8,763	28,702
Total Revenue, Net	$17,720	$17,634	$20,498	$21,056	$76,908

FY 2007

Internet Subscriptions	$9,510	$9,620	$9,722	$9,461	$38,313
Internet Engagements	3,102	2,778	3,064	2,929	11,873
Subtotal Internet Revenue	12,612	12,398	12,786	12,390	50,186

Mobile Subscriptions	997	1,113	1,158	1,080	4,348
Mobile Ratable Licenses	2,206	3,203	3,443	4,368	13,220
Subtotal Mobile Revenue	3,203	4,316	4,601	5,448	17,568
Total Revenue, Net	$15,815	$16,714	$17,387	$17,838	$67,754

FY 2006

Internet Subscriptions	$9,281	$9,459	$9,499	$9,743	$37,982
Internet Engagements	3,896	2,792	2,419	3,034	12,141
Subtotal Internet Revenue	13,177	12,251	11,918	12,777	50,123

Mobile Subscriptions	539	488	855	962	2,844
Mobile Ratable Licenses	-	-	1,094	1,447	2,541
Subtotal Mobile Revenue	539	488	1,949	2,409	5,385
Total Revenue, Net	$13,716	$12,739	$13,867	$15,186	$55,508

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(In thousands)
(Unaudited)

	Three months ended				Year ended
	Dec 31	March 31	June 30	Sept 30	Sept 30

FY 2009

Total Revenue	$20,637				$20,637

Cash Flow from Operations	$2,020				$2,020
% of Revenue	10%				10%
Purchase of PP&E	$661				$661
Free Cash Flow *	$1,359				$1,359
% of Revenue	7%				7%

FY 2008

Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908

Cash Flow from Operations	$330	$2,527	$1,522	$565	$4,944
% of Revenue	2%	14%	7%	3%	6%
Purchase of PP&E	$1,351	$1,034	$1,602	$1,878	$5,865
Free Cash Flow *	$(1,021)	$1,493	$(80)	$(1,313)	$(921)
% of Revenue	-6%	8%	0%	-6%	-1%

FY 2007

Total Revenue	$15,815	$16,714	$17,387	$17,838	$67,754

Cash Flow from Operations	$4,680	$6,847	$5,883	$2,970	$20,380
% of Revenue	30%	41%	34%	17%	30%
Purchase of PP&E	$704	$1,383	$2,073	$1,380	$5,540
Free Cash Flow *	$3,976	$5,464	$3,810	$1,590	$14,840
% of Revenue	25%	33%	22%	9%	22%

FY 2006

Total Revenue	$13,716	$12,739	$13,867	$15,186	$55,508

Cash Flow from Operations	$3,505	$2,941	$2,938	$1,231	$10,615
% of Revenue	26%	23%	21%	8%	19%
Purchase of PP&E	$337	$1,055	$792	$874	$3,058
Free Cash Flow *	$3,168	$1,886	$2,146	$357	$7,557
% of Revenue	23%	15%	15%	2%	14%

* Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment and software.

Keynote Systems, Inc. and Subsidiaries

DEFERRED REVENUE
(In thousands)
(Unaudited)

	December 31, 2008	September 30, 2008	December 31, 2007

Deferred revenue, net
Domestic	$5,658	$5,982	$7,198
International	14,168	13,951	15,054
Total	$19,826	$19,933	$22,252

Add back: unpaid deferred revenue
Domestic	$2,693	$2,425	$1,406
International	5,033	2,331	5,145
Total	$7,726	$4,756	$6,551

Deferred revenue, gross
Domestic	$8,351	$8,407	$8,604
International	19,201	16,282	20,199
Total	$27,552	$24,689	$28,803

CONTACT:
Keynote Systems, Inc.
Dan Berkowitz, 650-403-3305 (Public Relations)
dberkowitz@keynote.com
or
Kirsten Chapman, 415-433-3777 (Investor Relations)
kchapman@lhai.com